UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2025

BILL Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39149	83-2661725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6220 America Center Drive, Suite 100
San Jose, California	95002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 621-7700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	BILL	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2025, BILL Holdings, Inc. (the “Company”) issued a press release announcing the appointment of Rohini Jain as Chief Financial Officer of the Company, effective as of July 7, 2025 (the “Effective Date”). Upon the Effective Date, John Rettig, the Company’s current President and Chief Financial Officer, will transition to serve as the Company’s President and Chief Operating Officer.

Ms. Jain, 46, joins the Company from PayPal, Inc., a multinational financial technology company, where she held several positions from April 2016 to May 2025, most recently serving as Senior Vice President and Chief Financial Officer of Enterprise Business and Merchant Platforms. Prior to PayPal, Ms. Jain held senior finance roles at several leading companies, including Walmart eCommerce, the online business of the American multinational retail corporation, and eBay, Inc., a multinational electronic commerce company. She holds a professional certification from the Institute of Chartered Accountants of India and a Masters in Finance from the London School of Economics and Political Science.

In connection with Ms. Jain’s appointment, the Company entered into a letter agreement with Ms. Jain (the “Offer Letter”), which includes the following terms: (i) an initial annual base salary of $450,000 per year (the “Base Salary”), (ii) an annual discretionary bonus of up to 60% of Ms. Jain’s Base Salary, (iii) a signing bonus of $250,000, (iv) an initial award of restricted stock units representing the opportunity to receive an aggregate of $8 million in shares of the Company’s common stock, and (v) a commitment to an additional award for fiscal year 2026, subject to approval by the Compensation Committee of the Company’s Board of Directors, of performance-based restricted stock units representing the opportunity to receive an aggregate of $3 million in shares of the Company’s common stock.

The foregoing description of the Offer Letter is only a summary and is qualified in its entirety by reference to the complete text thereof, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending June 30, 2025.

In addition, in connection with her appointment, Ms. Jain will enter into the Company’s standard forms of Indemnification Agreement and Change in Control and Severance Agreement, which are attached as Exhibits 10.1 and 10.6, respectively, to the Company’s Registration Statement on Form S-1/A filed with the Commission on December 2, 2019 (File No. 333-234730). Mr. Rettig is currently, and will continue to be, party to such agreements.

There is no arrangement or understanding between Ms. Jain and any other person pursuant to which Ms. Jain was selected as the Company’s Chief Financial Officer, nor is there any arrangement or understanding between Mr. Rettig and any other person pursuant to which Mr. Rettig was selected as the Company’s President and Chief Operating Officer. Neither Ms. Jain nor Mr. Rettig has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release dated June 2, 2025.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BILL HOLDINGS, INC.

Date: June 2, 2025	By:	/s/ René Lacerte
René Lacerte Chief Executive Officer